UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: May 14, 2013 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

11974 Portland Ave, Burnsville (Address of principal executive offices)		55337 (Zip Code)
952-890-2362 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2013, the Board of Directors appointed David R. Pomije as CEO.  Mr. Pomije has served as a director of the Company since March 22, 2013.  There have been no transactions between Mr. Pomije and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K.  David Pomije and Richard Pomije, Chairman of the Board, are cousins.

Following is a brief description of Mr. Pomije’s business experience:

David R. Pomije was chairman of Funco, Inc., a nationwide retailer of video games, which he founded in 1988.  At, Funco he launched Game Informer, the largest interactive-entertainment magazine in the world.  In 2000, Barnes & Noble purchased Funco for $162 million.  Mr. Pomije has served on the boards of and acted as a consultant to a variety of businesses, specializing on assisting early-stage to emerging-growth companies build shareholder value.  Mr. David Pomije began an affiliation with Second Swing, Inc., formerly headquartered in Eden Prairie, Minnesota, in May of 2004 in the position of acting Chief Executive Officer under an independent contractor arrangement for purposes of conducting a search to recruit a full-time Chief Executive Officer.  This arrangement lasted until October, 2004.  He rejoined Second Swing, Inc. in August, 2005, as Chief Executive Officer through the end of September, 2006, to effectuate a business turn around.  From October 2006 to February 2007, Mr. Pomije served as CEO and a member of the Board of Directors for Digitaltown, Inc.  From 2007 until February 2013, he has served as CEO of Top Hat, Inc.  On March 22, 2013, Mr. Pomije rejoined Digitaltown as a member of the Board of Directors.

Paul R. Gramstad has been serving as interim CEO and President since August 1, 2012.  Upon the appointment of Mr. Pomije to the position of CEO, Mr. Gramstad relinquished his position as interim CEO and President.  Mr. Gramstad retains his position as CFO.

Management is unaware of any disagreements between Mr. Gramstad and management relating to the registrant’s operations, policies or practices.

The Company has provided a copy of the disclosures it is making herein to Mr. Gramstad and provided him with an opportunity to furnish the registrant as promptly as possible with a letter addressed to the registrant stating whether he agrees with the statements made by the registrant in response to this Item 5.02, and, if not, stating the respects in which he does not agree.  The Company will file any letter received as an exhibit to an amended 8K.

SIGNATURES

Dated: May 16, 2013	DIGITALTOWN, INC By: /s/ Richard Pomije _________ Richard Pomije, Chairman